UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2016

CLEARWATER PAPER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34146	20-3594554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 West Riverside Ave., Suite 1100

Spokane, WA 99201

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (509) 344-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 31, 2016, Clearwater Paper Corporation (the “Company”) terminated its existing Loan and Security Agreement, initially dated as of November, 26, 2008, with Bank of America, N.A., as administrative agent for the lenders and the lenders party thereto (as amended, the “Existing Loan Agreement”), and entered into two new credit agreements: (i) a credit agreement with Wells Fargo Bank, National Association, as administrative agent, and the lenders party thereto (the “Commercial Bank Agreement”); and (ii) a credit agreement with Northwest Farm Credit Services, PCA, as administrative agent, and the lenders party thereto (the “Farm Credit Agreement,” and together with the Commercial Bank Agreement, the “Credit Agreements”).

The Commercial Bank Agreement and the Farm Credit Agreement each provide for the extension of revolving loans (“Revolving Loans”) in an aggregate principal amount not to exceed $200 million and $100 million, respectively. The Company may separately request incremental commitments under each Credit Agreement to increase the amount of Revolving Loans or to provide term loans under such Credit Agreement in an aggregate amount not to exceed $200 million (on a combined basis under both Credit Agreements), plus an additional amount, not to exceed $100 million (also on a combined basis under both Credit Agreements), such that the Company’s first lien leverage ratio on a pro forma basis, as defined, does not exceed 3.00 to 1.00, subject to certain conditions and receipt of commitments by existing or additional lenders. All incremental borrowings under each Credit Agreement are subject to the satisfaction of separate conditions, including the absence of an event of default, the accuracy of representations and warranties and other customary conditions. In addition, after giving effect to the amount of any incremental borrowing under the Farm Credit Agreement, the principal amount of all unfunded Revolving Loan commitments and the outstanding principal amount of any term loans provided under the Farm Credit Agreement (if any) cannot exceed 50% of the sum of the outstanding principal amount of loans and unfunded commitments under the Farm Credit Agreement and the Commercial Bank Agreement on a combined basis. Unless an incremental commitment to provide a term loan under either Credit Agreement matures at a later date, the obligations under the Credit Agreements mature on October 31, 2021.

The Company may request Revolving Loans under either Credit Agreement, at its discretion. Revolving Loans borrowed under the Commercial Bank Agreement bear interest, in the case of LIBOR rate loans, at a per annum rate equal to the applicable LIBOR rate, plus an applicable margin, which may range from 1.25% to 2.00%, based on the Company’s Consolidated Total Leverage Ratio (as defined in the Commercial Bank Agreement). Revolving Loans borrowed that do not bear interest based on the LIBOR rate loans (“Base Rate Loans”) under the Commercial Bank Agreement bear interest at a per annum rate equal to (i) the greatest of (A) the Federal Funds Rate plus 0.50%, (B) the LIBOR rate plus 1.00%, and (C) the rate of interest announced, from time to time, by Wells Fargo Bank, National Association “prime rate,” plus (ii) an applicable margin, which may range from 0.25% to 1.00% percent, based on the Company’s Consolidated Total Leverage Ratio. Revolving Loans borrowed under the Farm Credit Agreement are calculated in substantially the same manner as under the Commercial Bank Agreement, however, the applicable margin under the Commercial Bank Agreement is 0.25% higher, and the prime rate used in the calculation of Base Rate Loans is based upon the prime rate published by the Wall Street Journal.

The Credit Agreements are secured by substantially all of the personal property of the Company and its domestic subsidiaries through separate liens granted under each Credit Agreement for the benefit of each secured party thereunder on an equal and ratable basis. The Company’s obligations under the Credit Agreements are guaranteed by the Company’s domestic subsidiaries.

The Credit Agreements contain various loan covenants that restrict the ability of the Company and its subsidiaries to take certain actions, including, incurrence of indebtedness, creation of liens, mergers or consolidations, dispositions of assets, repurchase or redemption of capital stock, making certain investments, entering into certain transactions with affiliates or changing the nature of their business. In addition, the Credit Agreements contain financial covenants which require the Company to maintain a Consolidated Total Leverage Ratio in an amount not to exceed 4.00 to 1.00 (subject to certain exceptions with respect to acquisitions in excess of an agreed threshold amount) and a Consolidated Interest Coverage Ratio (as defined in the Credit Agreements) in an amount not less than 2.25 to 1.00.

Each Credit Agreement also contains events of default that are customary for transactions of this type, including failure to make payments under such Credit Agreement, breach of any representation or warranty or covenant under such Credit Agreement, default under or acceleration of other indebtedness for borrowed money in excess of an agreed amount, any change in control of the Company based upon a third party acquiring more than 35% of the equity interests of the Company, bankruptcy events, invalidity of such Credit Agreement, the incurrence of certain liabilities, termination events or withdrawals from specified benefit plans, and unpaid or uninsured judgments in excess of an agreed amount.

The foregoing descriptions of the Credit Agreements are qualified in their entirety by reference to the Commercial Bank Agreement which is attached hereto as Exhibit 10.1, and the Farm Credit Agreement which is attached hereto as Exhibit 10.2, each of which is incorporated by reference herein.

Item 1.02 Termination of a Material Definitive Agreement.

Concurrently with the Company’s entry into the Credit Agreements described in Item 1.01 above, the Company paid in full and terminated the Existing Loan Agreement. As a result, the Company’s and the guarantors’ obligations under the Existing Loan Agreement have been discharged.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Form 8-K is incorporated by reference herein in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Commercial Bank Agreement, dated as of October 31, 2016, by and among the financial institutions signatory thereto, Wells Fargo Bank, National Association and Clearwater Paper Corporation.

10.2	Farm Credit Agreement, dated as of October 31, 2016, by and among the financial institutions signatory thereto, Northwest Farm Credit Services, PCA, and Clearwater Paper Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2016

CLEARWATER PAPER CORPORATION

By:	/s/ Michael S. Gadd
Michael S. Gadd, Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Commercial Bank Agreement, dated as of October 31, 2016, by and among the financial institutions signatory thereto, Wells Fargo Bank, National Association and Clearwater Paper Corporation.

10.2	Farm Credit Agreement, dated as of October 31, 2016, by and among the financial institutions signatory thereto, Northwest Farm Credit Services, PCA, and Clearwater Paper Corporation.